EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Amendment to the Quarterly Report of Carsunlimited.com, inc. (the "Company") on Form 10-QSB/A of the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof, I, Daniel Myers, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:   January 6, 2006



                                              /s/ Daniel Myers
                                              -------------------------------
                                              President, Chief
                                              Executive Officer, Chief
                                              Financial Officer and Director



A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.